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EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                         SEPTEMBER 16, 1999

         GST TELECOMMUNICATIONS RECEIVES $30 MILLION SETTLEMENT PAYMENT
                      FROM GLOBAL LIGHT TELECOMMUNICATIONS

(VANCOUVER, Wash.) GST Telecommunications, Inc. (Nasdaq: GSTX), a leading Integrated Communications Provider (ICP) in California and the western United States, today announced that it has received $30 million from Global Light Telecommunications, Inc. (AMEX: GBT) and others in connection with the settlement of various law suits between GST Telecommunications, Inc., Global Light Telecommunications, Inc., GST Mextel, Inc., GST (U.S.A.), Inc., W. Gordon Blankstein, Ian Watson, and Peter E. Legault.

GST Telecommunications, Inc., an Integrated Communications Provider (ICP) headquartered in Vancouver, Wash., provides a broad range of integrated telecommunications products and services including enhanced data and Internet services and comprehensive voice services throughout the United States, with a robust presence in California and the West. Facilities-based GST continues to focus on its western regional strategy by anchoring its next generation networks in local markets and connecting them via long haul fiber networks. Visit GST's Web site at www.gstcorp.com.


For more information, please contact:
GST Telecommunications, Lisa Miles:         (800) 667-4366